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                     As filed with the Securities and Exchange Commission on July 15, 1998.
                                           Registration No. 333-______
                ===============================================================================================================
                                       SECURITIES AND EXCHANGE COMMISSION
                                             WASHINGTON, D.C. 20549
                                               ------------------
                                                    FORM S-8
                                             REGISTRATION STATEMENT
                                                      UNDER
                                           THE SECURITIES ACT OF 1933

                                            GENERAL CABLE CORPORATION
                             (Exact name of Registrant as specified in its charter)

          Delaware                              4 Tesseneer Drive                             06-1398235
(State or other jurisdiction of          Highland Heights, Kentucky 41076                  (I.R.S. Employer
incorporation or organization)    (Address of Principal Executive Offices) (Zip Code)    Identification Number)

                                            GENERAL CABLE CORPORATION
                                            1997 STOCK INCENTIVE PLAN
                                            (Full title of the plan)

                                               STEPHEN RABINOWITZ
                                 Chairman, President and Chief Executive Officer
                                            General Cable Corporation
                                                4 Tesseneer Drive
                                        Highland Heights, Kentucky 41076
                                                 (606) 572-8000
                                     (Name, address, including zip code and
                                     telephone number, including area code,
                                              of agent for service)

                                          Copies of Communications to:

                  ROBERT J. SIVERD, ESQUIRE                                    FRANCIS E. DEHEL, ESQUIRE
   Executive Vice President, General Counsel and Secretary                 Blank Rome Comisky & McCauley LLP
                  General Cable Corporation                                         One Logan Square
                      4 Tesseneer Drive                                  Philadelphia, Pennsylvania 19103-6998
              Highland Heights, Kentucky 41076                                       (215) 569-5500
                       (606) 572-8890


                                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                Proposed                  Proposed
                                                                 maximum                   maximum
       Title of securities            Amount to be           offering price               aggregate              Amount of
        to be registered              registered(1)             per share              offering price        registration fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01            1,050,000             $ 27.28 (2)            $28,644,000.00 (2)          $8,260.00
per share
===============================================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits, stock dividends and certain anti-dilution provisions contained in the Plans.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the General Cable Corporation common stock, par value $.01 per share (the "Common Stock") on the New York Stock Exchange on July 13, 1998.

     Rule 429 Legend: The prospectus which will be used in connection with the sale of the securities covered by this Registration Statement issued pursuant to the General Cable Corporation 1997 Stock Incentive Plan will also be used in connection with the sale of securities covered by Registration Statement on Form S-8 (Registration No. 333- 28965) filed with the Securities and Exchange Commission (the "Commission") on June 11, 1997.


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     The purpose of this Registration Statement is to register an additional
1,050,000 shares of Common Stock for issuance pursuant to the General Cable Corporation 1997 Stock Incentive Plan (the "Plan") as a result of an amendment to such Plan. Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333- 28965, filed with the Commission on June 11, 1997, are incorporated herein by reference, except Item 5 is amended and restated in its entirety as set forth below.

Item 5. Interest of Named Experts and Counsel
---------------------------------------------

     The validity of the Common Stock offered hereby has been passed upon by Robert J. Siverd, Executive Vice President, General Counsel and Secretary to the Company. Mr. Siverd has received 12,615 shares underlying stock awards and 57,000 shares underlying stock options under the Plan and may receive future grants under the Plan.

Item 8.  Exhibits
-----------------

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.
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      Exhibit No.                           Description
      -----------                           -----------
             5.1                    Opinion of Robert J. Siverd, Esquire.

            23.1                    Consent of Robert J. Siverd, Esquire (included in Exhibit 5.1).

            23.2                    Consent of Deloitte & Touche LLP.

            24.1                    Power of Attorney (included on signature page).

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                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Highland Heights, Kentucky on this 13th day of July, 1998.

                                                  GENERAL CABLE CORPORATION

                                         By:      /s/ Stephen Rabinowitz
                                                  ------------------------------
                                                  Stephen Rabinowitz
                                                  Chairman,  President and Chief
                                                  Executive Officer

     Each person whose signature appears below hereby authorizes Stephen Rabinowitz to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as Stephen Rabinowitz deems appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints Stephen Rabinowitz as attorney-in-fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.
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

                 SIGNATURE                               Capacity                           Date
---------------------------------------      ------------------------------             -------------

/s/ Stephen Rabinowitz                       Chairman, President and                    July 13, 1998
---------------------------------------      Chief Executive Officer
Stephen Rabinowitz                           (Principal Executive Officer)


/s/ Christopher F.  Virgulak                 Executive Vice President,                  July 13, 1998
---------------------------------------      Chief Financial Officer and
Christopher F. Virgulak                      Treasurer (Principal Financial
                                             and Accounting Officer)


/s/ Gregory B.  Kenny                        Executive Vice President and               July 13, 1998
---------------------------------------      Chief Operating Officer and
Gregory B. Kenny                             Director

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                 SIGNATURE                               Capacity                           Date
---------------------------------------      ------------------------------             -------------

/s/ Gregory E.  Lawton                       Director                                   July 13, 1998
---------------------------------------
Gregory E. Lawton

/s/ Jeffrey Noddle                           Director                                   July 13, 1998
---------------------------------------
Jeffrey Noddle

/s/ Robert L.  Smialek                       Director                                   July 13, 1998
---------------------------------------
Robert L. Smialek

/s/ John E.  Welsh, III                      Director                                   July 13, 1998
---------------------------------------
John E. Welsh, III
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